Exhibit 10.1

May 19, 2017

MURRAY HILL FUNDING, LLC
as MHF;

CION INVESTMENT CORPORATION,
as CIC;

and

MURRAY HILL FUNDING II, LLC,
as the Issuer

CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT, dated as of May 19, 2017 (this “Agreement”), between:

MURRAY HILL FUNDING, LLC a limited liability company organized under the laws of the Delaware (“MHF”);

CION INVESTMENT CORPORATION, a corporation organized under the laws of Maryland (“CIC”); and

MURRAY HILL FUNDING II, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”).

WHEREAS:

A.	The Issuer is party to an Indenture to be dated as of or about May 2017 between the Issuer and U.S. Bank, National Association, as the Trustee (the “Trustee”) (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the authentication, issuance and delivery of notes to the holders thereof.

B.	To enable the Issuer to meet its obligations to holders of the notes, and for other good and valuable consideration, MHF, which is the sole member of the Issuer, (i) has entered into a Master Loan Purchase Agreement, dated as of May 19, 2017, between MHF and the Issuer (as amended, supplemented or otherwise modified from time to time, the “Loan Purchase Agreement”), pursuant to which MHF has agreed to sell to the Issuer, and the Issuer has agreed to purchase from MHF, certain loans identified on Exhibit A thereto (the “Closing Date Loans”), and (ii) will enter into a Contribution Agreement, to be dated as of or about May 19, 2017, between MHF, the Issuer, the Trustee and Cīon Investment Management, LLC, as the Collateral Manager (as amended, supplemented or otherwise modified from time to time, the “MHF Contribution Agreement”), pursuant to which MHF may from time to time make equity capital contributions to the Issuer.

C.	To enable MHF to make capital contributions to the Issuer pursuant to the MHF Contribution Agreement, and for other good and valuable consideration, CIC, which is the sole member of MHF, is willing to make capital contributions from time to time pursuant to the terms set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Required Contribution of Equity Capital; Settlement Directions

(a)	CIC hereby commits to contribute, and does hereby contribute, to MHF as equity capital the loans specified in Schedule I hereto and in the amounts set forth therein.

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(b)	With reference to the obligations of MHF to transfer and assign to the Issuer the Closing Date Loans pursuant to the Loan Purchase Agreement and whereas the loans contributed to MHF pursuant to Paragraph 1(a) above are identical to the Closing Date Loans, MHF irrevocably directs CIC to settle the transfer and assignment of the contribution by CIC to MHF directly with the Issuer for and in satisfaction of MHF’s obligations under the Loan Purchase Agreement. CIC agrees to assign, transfer and deliver each Closing Date Loan to the Issuer on a date hereafter determined in accordance with customary market settlement practice for such loans. Upon such assignment, transfer and delivery of each Closing Date Loan, neither CIC nor MHF shall have any further right, title or interest in such Closing Date Loans. The Issuer acknowledges and accepts such assignment, transfer and delivery from CIC of the Closing Date Loans as the performance by MHF of its obligations under the Loan Purchase Agreement. MFH may elect to designate all or any portion of a Closing Date Loan transferred to the Issuer as a capital contribution to the Issuer.

2.	Optional Contribution of Additional Equity Capital; Settlement Directions

(a)	CIC may, from time to time and in its sole discretion, contribute additional equity capital to MHF in the form of loans or cash (the “Additional Equity Capital”) to enable MHF to comply with its obligations to the Issuer under each of the Loan Purchase Agreement and MHF Contribution Agreement.

(b)	MHF irrevocably directs that any loan constituting Additional Equity Capital to be assigned or transferred by CIC to MHF from time to time pursuant to Paragraph 2(a) above that is also to be contributed, sold, assigned, transferred or delivered to the Issuer under any loan purchase agreement (including the Loan Purchase Agreement) or the MHF Contribution Agreement (any such loan, an “Additional Loan”) shall be settled directly with the Issuer for and in satisfaction of MHF’s obligations under such loan purchase agreement or MHF Contribution Agreement. CIC agrees to assign, transfer and deliver each Additional Loan to the Issuer on a date hereafter determined in accordance with customary market settlement practice for such loans. Upon such assignment, transfer and delivery of each Additional Loan, neither CIC nor MHF shall have any further right, title or interest in such Additional Loans. The Issuer acknowledges and accepts such assignment, transfer and delivery from CIC of the Additional Loans as the performance by MHF of its obligations under such loan purchase agreement or the MHF Contribution Agreement. MFH may elect to designate all or any portion of any Additional Loan transferred to the Issuer as a capital contribution to the Issuer..

3.	Representations and Warranties

(a)	Each of CIC, MHF and the Issuer hereby represents and warrants as of the date hereof as follows:

(i)	Status. It is duly organized and validly existing under the law of the jurisdiction of its organization or incorporation and, if relevant under such law, in good standing.

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(ii)	Powers. It has the power and authority to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and such other documentation and has taken all necessary action to authorize such execution, delivery and performance.

(iii)	No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its property or any contractual restriction binding on or affecting it or any of its property.

(iv)	Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(v)	Obligations Binding. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, rehabilitation, conservation, moratorium or similar laws affecting rights of its creditors generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in any action, suit or proceeding in equity or at law)).

(vi)	Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its subsidiaries any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that could reasonably be expected to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

(b)	By its execution of this Agreement, CIC hereby represents and warrants to the MHF as of the date hereof as follows, and MHF may rely on such representations and warranties:

(i)	No Liens. As of any related settlement date of any Closing Date Loan or Additional Loan with the Issuer, each such loan is free and clear of any Lien of any Person (other than Permitted Liens and any Lien which will be released contemporaneously with the settlement of the sale, transfer, assignment, contribution or delivery thereof to the Issuer).

(ii)	Consents; Approvals. With respect to each such loan, as of the related settlement date, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by CIC have been duly obtained, effected or given and are in full force and effect.

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(iii)	Good Title. As of the related settlement date, CIC will have good and marketable title to each such loan and, upon the closing of the sale, transfer, assignment, contribution or delivery of any such loan to the Issuer on the related settlement date, the Issuer will receive good and marketable title to such loan free and clear of any Lien created by MHF or any Person claiming through MHF.

Each capitalized term used but not otherwise defined in this Paragraph 3(b) shall have the meanings attributed to such term in the Indenture.

4.	Waiver; Survival

(a)	No failure on the part of either party or any third party beneficiary hereof to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(b)	The obligations of the parties under this Agreement will survive until the notes issued pursuant to the Indenture and all expenses of the Trustee have been paid in full.

(c)	This Agreement shall terminate on such date that the notes issued pursuant to the Indenture and all expenses of the Trustee have been paid in full.

5.	Notices

All notices and other communications in respect of this Agreement (including, without limitation, any modifications of, or requests, waivers or consents under, this Agreement) shall be given or made to a party at its address specified below. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by facsimile in legible form or by e-mail transmission to any address previously furnished in writing to the other parties hereto and third party beneficiaries hereof by a party hereto.

6.	Amendments; Successors; Assignments

(a)	No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by e-mail (PDF) or facsimile transmission) and executed by each of the parties hereto.

(b)	This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be executed and delivered in counterparts (including a writing evidenced by e-mail (PDF) or facsimile transmission), each of which will be deemed an original.

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(c)	This Agreement shall be binding upon and inure to the benefit of CIC, MHF and the Issuer and their respective successors and permitted assigns.

(d)	Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party without the prior written consent of the other parties. Any purported transfer that is not in compliance with this Section 6 will be void.

7.	Governing Law; Submission to Jurisdiction; Etc.

(a)	Governing Law. This Agreement, shall be construed in accordance with, and this Agreement and any matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

(b)	Submission to Jurisdiction. With respect to any action, suit or proceeding relating to this Agreement, each party irrevocably (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and (ii) waives any objection which it may have at any time to the laying of venue of any such proceeding brought in any such court, waives any claim that such proceeding have been brought in an inconvenient forum and further waives the right to object, with respect to such proceeding, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing an action, suit or proceeding in any other jurisdiction, nor will the bringing of such proceeding in any one or more jurisdictions preclude the bringing of such proceeding in any other jurisdiction.

8.	Waiver of Jury Trial

(a)	EACH OF CIC, MHF AND THE ISSUER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)	Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of an action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

9.	Contributions

CIC and MHF hereby acknowledge and agree that this Agreement is not a contract (a) to issue a security of MHF or (b) to make a loan or to extend other debt financing or financial accommodations to or for the benefit of MHF, as referenced in Section 365(e)(2)(B) of the United States Bankruptcy Code, as amended.

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10.	Severability

If any term, provision, covenant or condition of this Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement, as the case may be, so long as this Agreement, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

MURRAY HILL FUNDING II, LLC,
as Issuer

By:	MURRAY HILL FUNDING, LLC,
as its Sole Member

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer

[Signature Page to Contribution Agreement]

MURRAY HILL FUNDING, LLC,
as Sole Member

By:	CION INVESTMENT CORPORATION,
as its Sole Member

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer

[Signature Page to Contribution Agreement]

By:	CION INVESTMENT CORPORATION

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer

[Signature Page to Contribution Agreement]

SCHEDULE I

Schedule of Loans Contributed by CIC to MHF

Schedule I